Randall C. Stuewe, Chairman and CEO Patrick C. Lynch, EVP Chief Financial Officer Melissa A. Gaither, VP IR and Global Communications Third Quarter 2017 Earnings Conference Call November 8, 2017 EXHIBIT 99.2

2 This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc., including its Diamond Green Diesel joint venture, and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “assumption,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program (RFS2), low carbon fuel standards (LCFS) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign regulations (including, without limitation, China) affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer- sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Safe Harbor Statement

3 $50 $60 $70 $80 $90 $100 $110 $120 Quarterly Adjusted EBITDA 3Q16 4Q16 1Q17 2Q17 3Q17 Gross Profit and Margin $ 1 8 2 .7 $ 1 9 2 .8 $ 1 9 0 .4 $ 1 9 5 .6 $ 1 9 3 .7 $140 $150 $160 $170 $180 $190 $200 3Q16 4Q16 1Q17 2Q17 3Q17 Gross Profit % Gross Margin 3Q 2017 Overview $ in millions $ in millions $ in millions Strong Free Cash Flow Generation Adjusted EBITDA is a Non-U.S. GAAP Measure (See slide 16) $ 1 1 2 .8 $ 1 0 2 .5 $ 1 1 0 .1 $ 1 1 0 .5 $ 7 5 .3 $ 6 2 .3 $ 6 5 .5 $ 6 8 .6 $ 3 7 .5 $ 4 0 .2 $ 4 4 .6 $ 4 1 .9 $0 $20 $40 $60 $80 $100 $120 4Q 2016 1Q 2017 2Q 2017 3Q 2017 Adjusted EBITDA Capex Free Cash Flow (Adjusted EBITDA after Capex) Third Quarter 2017 Earnings Summary • Net sales - $937.7 million – up 9.8% from 3Q 2016 • Net income - $7.8 million • EPS at $0.05 per diluted share • Adjusted EBITDA - $110.5 million • DGD joint venture EBITDA - $10.6 million (Darling’s share) 21.4% 21.7% 21.6% 21.8% 20.7% $106.2 $112.8 $102.5 $110.1 $110.5

Consolidated Earnings

4

US$ (millions) except per share price	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017
Revenue	$ 853.9	$ 887.3	$ 3,398.1	$ 880.1	$ 896.3	**$ 937.7**
Gross Margin	182.7	192.8	756.4	190.4	195.6	**193.7**
Gross Margin %	21.4%	21.7%	22.3%	21.6%	21.8%	**20.7%**
SG&A	76.5	79.9	314.0	87.9	85.5	**83.1**
SG&A Margin %	9.0%	9.0%	9.2%	10.0%	9.5%	**8.9%**
Operating Income	35.5	35.4	152.1	31.4	37.1	**33.3**
EBITDA (1)	106.2	112.8	441.9	102.5	110.1	**110.5**
EBITDA Margin %	12.4%	12.7%	13.0%	11.6%	12.3%	**11.8%**
Interest Expense	(23.9)	(22.4)	(94.2)	(21.7)	(22.4)	**(22.5)**
Foreign Currency gain/(loss)	0.4	0.4	(1.9)	(0.3)	(2.1)	**(2.1)**
Other Expense (2)	(1.9)	1.7	(3.9)	(0.9)	(2.9)	**(1.4)**
Equity in net income of unconsolidated subsidiaries	18.1	32.7	70.4	0.7	8.3	**7.7**
Income Tax (Expense)/Benefit	0.7	(6.2)	(15.3)	(1.8)	(7.7)	**(6.3)**
Net income attributable to noncontrolling interests	(0.2)	(1.1)	(4.9)	(1.6)	(1.2)	**(0.9)**
Net income attributable to Darling	$ 28.7	$ 40.5	$ 102.3	$ 5.8	$ 9.1	$ 7.8
Earnings per share (fully diluted)	$ 0.17	$ 0.25	$ 0.62	$ 0.04	$ 0.05	$ 0.05

(1) Does not inlcude Unconsolidated Subsidiaries EBITDA.

(2) Rounding captured in Other Expense.

Q3 2017 Overview Year over Year

- Global **volumes** up 3.8% over 3Q 2016.
- **Gross margin** compression driven by Fuel Segment. Operating challenges at the company's Ecoson bioenergy plant, absence of a blenders tax credit and business interruption at Rendac-Son facility explain the variance.
- Global **pricing** of fats and greases improved on solid biofuel demand while a growing global slaughter produced ample protein and pressured prices.
- The absence of the **blenders tax credit** negatively impacted overall profitability by approximately $21.5 million EBITDA from DGD, $2.4 million EBITDA in Fuel Segment or $0.14 EPS.
- Strong free cash flow in the quarter that led to a $18.5 million **debt reduction** in the quarter and $69.5 million year to date.








DARLING INGREDIENTS

5 Non-GAAP EBITDA Margin Feed Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q3-2016 to Q3-2017 (millions) Feed Segment $1.3 $14.9 $79.2$20.3 $78.9 0 20 40 60 80 100 120 FX Impact ($6.0) EBITDA Q3 16 Volumes EBITDA Q3 17 OtherPrice / Yield Cost of Sales Adjusted EBITDA ($28.9) Key Drivers – Q3 2017 10 11 12 13 14 15 16 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 US$ and metric tons (millions) Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 Revenue $531.4 $538.5 $2,089.1 $552.6 $549.1 $575.5 Gross Margin 117.8 116.2 464.3 120.0 126.9 125.9 Gross Margin % 22.2% 21.6% 22.2% 21.7% 23.1% 21.9% SG&A 38.9 42.1 169.6 45.5 43.5 45.5 SG&A Margin % 7.3% 7.8% 8.1% 8.2% 7.9% 7.9% Operati g Income 35.2 25.3 115.8 30.8 39.0 33.6 EBITDA (1) $78.9 $73.9 $294.6 $74.5 $83.4 $80.5 Raw Material Processed (million metric tons) 1.97 2.06 7.97 2.05 2.02 2.04 (1) Does not include Unconsolidated Subsidiaries EBITDA. • Global volumes remain strong. Improving North American slaughter. • Fat pricing held firm during the quarter but trended lower during the back end due to uncertainty regarding biofuel mandates and typical seasonality. • Protein pricing remained mixed with lackluster demand for meat and bone meal but stable to higher demand and pricing for the poultry protein meals. 14.8% 13.7% 13.5% 15.2% 14.0% $80.5

Note: Cost of Sales includes raw material costs, collection costs and factory costs. Non-GAAP EBITDA Margin Food Key Drivers– Q3 2017 • Rousselot gelatin business delivered stabilized results due to strong sales volumes and improving conditions in South America. • Sonac edible fats delivered increased performance with a stabilized palm oil market. • CTH casings business produced solid earnings due to the strong global demand driven by a contraction in Chinese hog supplies. 6 EBITDA Bridge Q3-2016 to Q3-2017 (millions) Food Segment $34.5 $32.7 $25.5 $25.3 $1.8 $1.0 0 10 20 30 40 50 Price / Yield EBITDA Q3 16 FX Impact ($2.0) EBITDA Q3 17 OtherCost of Sales ($17.1) Adjusted EBITDA Volumes 0 2 4 6 8 10 12 14 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 9.7% 10.7% 11.8% 10.4% 11.5% US$ and metric tons (millions) Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 Revenue $262.0 $279.9 $1,061.9 $267.8 $279.8 $300.3 Gross Margin 50.7 56.7 227.5 56.8 56.0 60.1 Gross Margin % 19.3% 20.3% 21.4% 21.2% 20.0% 20.0% SG&A 25.4 26.5 96.2 25.1 26.8 25.6 SG&A Margin % 9.7% 9.5% 9.1% 9.4% 9.6% 8.5% Operating Income 7.9 11.7 61.2 14.1 11.0 15.0 EBITDA $25.3 $30.0 $131.3 $31.7 $29.2 $34.5 Raw Material Processed (million metric tons) 0.26 0.28 1.08 0.27 0.28 0.29

Non-GAAP EBITDA Margin Fuel 7 Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q3-2016 to Q3-2017 (millions) Fuel Segment $8.1 $7.6 $12.9 $0.5 $1.7 0 2 4 6 8 10 12 14 Cost of Sales Adjusted EBITDA FX Impact ($1.2) Price / Yield Volumes ($0.2) OtherEBITDA Q3 16 EBITDA Q3 17 ($5.6) Key Drivers – Q3 2017 0 5 10 15 20 25 30 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 21.4% 26.2% 17.4% 14.5% 13.1% • Ecoson, bioenergy business, was curtailed during the quarter to address current regulatory requirements. Capital improvements underway to regain needed efficiencies. • Rendac, disposal rendering business, received business interruption insurance advance during quarter to help offset losses from fire. • North American biodiesel operating at a loss with the absence of the blenders tax credit in 2017 vs. 2016. US$ and metric tons (millions) Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 Revenue $60.4 $68.8 $247.1 $59.7 $67.4 $61.9 Gross Margin 14.2 19.9 64.6 13.6 12.7 7.6 Gross Margin % 23.5% 28.9% 26.1% 22.9% 18.8% 12.3% SG&A 1.3 1.9 6.9 3.3 2.9 (0.5) SG&A Margin % 2.2% 2.8% 2.8% 5.5% 4.3% -8.1% Operating Income 6.0 10.5 29.2 3.5 2.1 0.1 EBITDA (1) $12.9 $18.0 $57.7 $10.4 $9.8 $8.1 Raw Material Process d * (million metric tons) 0.29 0.31 1.18 0.30 0.29 0.28 (1) Does not include DGD EBITDA. * Excludes raw materi l processed at the DGD joint venture.

• DGD delivered $0.49 cents per gallon EBITDA • Month end volatility in RIN’s market drove inventory market adjustment • Absence of the blenders tax credit affecting year-over-year comparison • Q3 2017 EBITDA: $21.1 million entity level or $10.6 million Darling’s share • Current total debt in JV stands at $58.0 million. Total cash of $148.4 million at the end of September 2017 • Major expansion from 160 million gallons annually of renewable diesel to 275 million gallons still on schedule for construction and commissioning expected to be completed in late Q2 2018. • DGD JV exploring phase three expansion to 550 million gallons 8 Diamond Green Diesel (DGD) – 50/50 JV with Valero US$ (millions) Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 EBITDA (Darling's share) $22.5 $36.7 $87.2 $5.0 $12.4 $10.6 Gallons Produced 43.8 42.0 158.1 32.6 43.7 41.7 Gallons Sold/Shipped 42.5 46.6 160.9 32.7 40.5 43.0 Diamond Green Diesel (50% Joint Venture)

Balance Sheet Highlights Leverage Ratios 9 Debt Summary Balance Sheet Highlights and Debt Summary (US$, in thousands) September 30, 2017 Cash (includes restricted cash of $282) 110,428$ Accounts receivable 414,947 Total Inventories 375,098 Net working capital 415,952 Net property, plant and equipment 1,621,867 Total assets 4,934,522 Total debt 1,752,391 Shareholders' equity 2,204,687$ (US$, in thousands) September 30, 2017 Amended Credit Agr ement Revolving Credit Facility Term Loan A 107,239 Term Loan B 532,626 5.375% Senior Notes due 2022 493,345 4.750% Euro Senior Notes due 022 599,549 Other Notes and Obligations 19,632 Total Debt: 1,752,391$ September 30, 2017 Actual Credit Agreement Total Debt to EBITDA: 3.56x 5.50x

Appendix – Additional Information

11Feed Segment - Historical US$ and metric tons (millions) Q1 2015 Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 Revenue $547.5 $529.4 $525.2 $472.2 $2,074.3 $476.2 $543.0 $531.4 $538.5 $2,089.1 $552.6 $549.1 $575.5 Gross Margin 123.5 124.5 116.2 96.7 460.9 103.5 126.8 117.8 116.2 464.3 120.0 126.9 125.9 Gross Margin % 22.6% 23.5% 22.1% 20.5% 22.2% 21.7% 23.4% 22.2% 21.6% 22.2% 21.7% 23.1% 21.9% SG&A 48.0 48.7 39.7 42.2 178.6 45.3 43.3 38.9 42.1 169.6 45.5 43.5 45.5 SG&A Margin % 8.8% 9.2% 7.6% 8.9% 8.6% 9.5% 8.0% 7.3% 7.8% 8.1% 8.2% 7.9% 7.9% Operating Income 35.4 35.4 35.6 10.1 116.5 13.9 41.4 35.2 25.3 115.8 30.8 39.0 33.6 EBITDA $75.5 $75.9 $76.5 $54.4 $282.3 $58.3 $83.5 $78.9 $73.9 $294.6 $74.5 $83.4 $80.5 EBITDA Margin % 13.8% 14.3% 14.6% 11.5% 13.6% 12.2% 15.4% 14.8% 13.7% 14.1% 13.5% 15.2% 14.0% Raw Material Processed (millions of metric tons) 1.87 1.83 1.86 1.89 7.45 1.97 1.97 1.97 2.06 7.97 2.05 2.02 2.04

Feed Ingredients Segment

12

Change in Net Sales - Three Months Ended October 1, 2016 over September 30, 2017

Change in Net Sales - 3Q16 to 3Q17	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended October 1, 2016	$ 145.3	$ 205.4	$ 63.0	$ 413.7	$ 41.4	$ 53.8	$ 22.5	$ 531.4
Changes:								
Increase/(Decrease) in sales volumes	8.1	7.5	-	15.6	0.5	(2.7)	-	13.4
Increase/(Decrease) in finished product prices	10.6	1.3	-	11.9	4.6	0.8	-	17.3
Increase/(Decrease) due to currency exchange rates	2.0	4.6	2.2	8.8	0.1	-	-	8.9
Other change	-	-	3.5	3.5	-	-	1.0	4.5
Total Change:	20.7	13.4	5.7	39.8	5.2	(1.9)	1.0	44.1
Net Sales Three Months Ended September 30, 2017	$ 166.0	$ 218.8	$ 68.7	$ 453.5	$ 46.6	$ 51.9	$ 23.5	$ 575.5

Change in Net Sales – Nine Months Ended October 1, 2016 over September 30, 2017

Change in Net Sales - 3Q16 to 3Q17	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Nine Months Ended October 1, 2016	$ 423.5	$ 576.5	$ 200.0	$ 1,200.0	$ 117.4	$ 164.7	$ 68.4	$ 1,550.5
Changes:								
Increase/(Decrease) in sales volumes	28.1	26.0	-	54.1	(0.3)	(4.2)	-	49.6
Increase/(Decrease) in finished product prices	32.7	9.8	-	42.5	18.9	(1.0)	-	60.4
Increase/(Decrease) due to currency exchange rates	0.1	0.4	(0.7)	(0.2)	0.1	-	-	(0.1)
Other change	-	-	16.5	16.5	-	-	0.4	16.9
Total Change:	60.9	36.2	15.8	112.9	18.7	(5.2)	0.4	126.8
Net Sales Nine Months Ended September 30, 2017	$ 484.4	$ 612.7	$ 215.8	$ 1,312.9	$ 136.1	$ 159.5	$ 68.8	$ 1,677.3

(1) **Rendering Net Sales- Other** category includes hides, pet food, and service charges

(2) **Other Net Sales** category includes trap services, industrial residual services and organic fertilizer

DARLING INGREDIENTS

Jacobsen, Wall Street Journal and Thomson Reuters Historical Pricing

13

2017 Average Jacobsen Prices (USD)

2017 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$32.00	$31.68	$30.50	$31.35	$30.74	$33.75	$35.89	$33.61	$36.00	$35.95	$34.38	$35.36	$28.36
Yellow Grease - Illinois / cwt	$23.42	$23.70	$24.16	$23.78	$24.61	$25.21	$26.93	$25.64	$27.14	$26.96	$27.48	$27.20	$24.05
Meat and Bone Meal - Ruminant - Illinois / ton	$258.03	$289.74	$273.91	$270.69	$268.82	$243.86	$245.80	$251.91	$282.00	$314.24	$278.50	$292.83	$228.30
Poultry By-Product Meal - Feed Grade - Mid South/ton	$290.00	$293.68	$280.00	$287.42	$284.74	$285.00	$285.00	$284.90	$285.00	$285.00	$285.50	$285.14	$275.91
Poultry By-Product Meal - Pet Food - Mid South/ton	$648.68	$615.13	$644.02	$635.89	$699.34	$706.82	$660.80	$688.91	$603.13	$572.50	$557.50	$577.02	$599.55
Feathermeal - Mid South / ton	$455.00	$431.84	$386.74	$422.94	$383.95	$394.32	$392.05	$390.14	$397.50	$425.43	$401.00	$408.82	$357.50

2017 Average Wall Street Journal Prices (USD)

2017 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.
Corn - Track Central IL #2 Yellow / bushel	$3.46	$3.49	$3.41	$3.45	$3.38	$3.48	$3.52	$3.46	$3.49	$3.28	$3.16	$3.31	$3.13

2017 Average Thomson Reuters Prices (USD)

2017 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.
Palm oil - CIF Rotterdam / metric ton	$804	$772	$719	$765	$672	$732	$666	$690	$665	$673	$723	$687	$716
Soy meal - CIF Rotterdam / metric ton	$371	$374	$359	$368	$347	$344	$331	$341	$341	$331	$340	$337	$354

Comparison	QTR. Over QTR.			Year Over Year		
	Q2-2017 Avg.	Q3-2017 Avg.	% Change	Q3-2016 Avg.	Q3-2017 Avg.	% Change
Average Jacobsen Prices (USD)						
Bleachable Fancy Tallow - Chicago Renderer / cwt	$33.61	$35.36	5.2%	$28.59	$35.36	23.7%
Yellow Grease - Illinois / cwt	$25.64	$27.20	6.1%	$24.01	$27.20	13.3%
Meat and Bone Meal - Ruminant - Illinois / ton	$251.91	$292.83	16.2%	$325.56	$292.83	-10.1%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$284.90	$285.14	0.1%	$364.37	$285.14	-21.7%
Poultry By-Product Meal - Pet Food - Mid South / ton	$688.91	$577.02	-16.2%	$593.47	$577.02	-2.8%
Feathermeal - Mid South / ton	$390.14	$408.82	4.8%	$432.57	$408.82	-5.5%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$3.46	$3.31	-4.3%	$3.16	$3.31	4.7%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$690	$687	-0.4%	$705	$687	-2.6%
Soy meal - CIF Rotterdam / metric ton	$341	$337	-1.5%	$403	$337	-16.4%

2016 Average Jacobsen Prices (USD)

2016 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$23.53	$27.10	$30.09	$27.07	$32.93	$32.81	$31.64	$32.57	$29.95	$28.00	$28.00	$28.59	$28.43	$32.00	$32.00	$30.77	$29.75
Yellow Grease - Illinois / cwt	$19.03	$20.89	$23.51	$21.25	$26.40	$27.56	$25.95	$26.77	$24.54	$23.86	$23.71	$24.01	$23.31	$22.76	$22.96	$23.05	$23.77
Meat and Bone Meal - Ruminant - Illinois / ton	$184.74	$198.38	$272.84	$220.98	$314.17	$305.00	$356.59	$328.26	$378.75	$325.98	$272.02	$325.56	$230.00	$219.88	$217.26	$223.24	$274.51
Poultry By-Product Meal - Feed Grade - Mid South/ton	$247.11	$235.00	$263.64	$249.10	$308.10	$296.79	$307.73	$305.58	$380.88	$392.83	$313.33	$364.37	$277.50	$277.50	$288.21	$281.43	$300.12
Poultry By-Product Meal - Pet Food - Mid South/ton	$498.03	$497.50	$521.48	$506.31	$573.81	$505.83	$588.64	$557.81	$649.38	$596.30	$534.17	$593.47	$533.33	$551.25	$628.45	$571.09	$557.17
Feathermeal - Mid South / ton	$255.39	$244.88	$325.45	$277.21	$409.88	$319.05	$342.73	$358.91	$476.88	$452.61	$362.98	$432.57	$325.00	$344.25	$400.95	$356.91	$356.40

2016 Average Wall Street Journal Prices (USD)

2016 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$3.58	$3.54	$3.52	$3.55	$3.63	$3.77	$3.85	$3.75	$3.28	$3.09	$3.10	$3.16	$3.28	$3.29	$3.32	$3.30	$3.44

2016 Average Thomson Reuters Prices (USD)

European Benchmark Pricing 2016	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$565	$646	$686	$632	$720	$702	$684	$702	$648	$719	$749	$705	$718	$748	$789	$752	$697.75
Soy meal - CIF Rotterdam / metric ton	$339	$326	$320	$328	$341	$420	$465	$409	$439	$399	$372	$403	$363	$358	$360	$360	$375.08

DARLING INGREDIENTS

14Food Segment - Historical US$ and metric tons (millions) Q1 2015 Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 Revenue $270.2 $283.4 $269.2 $272.1 $1,094.9 $247.9 $272.1 $262.0 $279.9 $1,061.9 $267.8 $279.8 $300.3 Gross Margin 53.5 60.2 54.8 62.9 231.4 62.3 57.8 50.7 56.7 227.5 56.8 56.0 60.1 Gross Margin % 19.8% 21.2% 20.4% 23.1% 21.1% 25.1% 21.3% 19.3% 20.3% 21.4% 21.2% 20.0% 20.0% SG&A 25.5 27.9 26.1 23.8 103.3 23.8 20.5 25.4 26.5 96.2 25.1 26.8 25.6 SG&A Margin % 9.4% 9.8% 9.7% 8.7% 9.4% 9.6% 7.5% 9.7% 9.5% 9.1% 9.4% 9.6% 8.5% Operating Income 10.8 15.5 11.6 23.3 61.2 21.9 19.7 7.9 11.7 61.2 14.1 11.0 15.0 EBITDA $28.0 $32.3 $28.7 $39.1 $128.1 $38.6 $37.4 $25.3 $30.0 $131.3 $31.7 $29.2 $34.5 EBITDA Margin % 10.4% 11.4% 10.7% 14.4% 11.7% 15.6% 13.7% 9.7% 10.7% 12.4% 11.8% 10.4% 11.5% Raw Material Processed (millions of metric tons) 0.27 0.28 0.26 0.26 1.07 0.27 0.27 0.26 0.28 1.08 0.27 0.28 0.29

Fuel Segment - Historical

15

US$ and metric tons (millions)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017
Revenue	$57.0	$46.5	$59.3	$65.4	$228.2	$55.6	$62.3	$60.4	$68.8	$247.1	$59.7	$67.4	**$61.9**
Gross Margin	13.2	6.3	11.4	20.2	51.1	14.9	15.6	14.2	19.9	64.6	13.6	12.7	**7.6**
Gross Margin %	23.1%	13.5%	19.2%	30.9%	22.4%	26.8%	25.0%	23.5%	28.9%	26.1%	22.9%	18.8%	**12.3%**
SG&A	4.0	(2.3)	4.5	1.1	7.3	1.9	1.8	1.3	1.9	6.9	3.3	2.9	**(0.5)**
SG&A Margin %	7.0%	-4.9%	7.6%	1.7%	3.2%	3.4%	2.9%	2.2%	2.8%	2.8%	5.5%	4.3%	**-8.1%**
Operating Income	2.5	2.0	0.2	12.5	17.2	6.1	6.6	6.0	10.5	29.2	3.5	2.1	**0.1**
EBITDA	9.1	8.6	7.0	19.2	43.9	13.0	13.8	12.9	18.0	57.7	10.4	$9.8	**$8.1**
Pro forma Adjusted EBITDA (1)	$10.2	$10.6	$9.1	$14.0	$43.9	$13.0	$13.8	$12.9	$18.0	$57.7	$12.2	$11.9	**$10.5**
EBITDA Margin %	16.0%	18.5%	11.8%	29.4%	19.2%	23.4%	22.2%	21.4%	26.2%	23.4%	17.4%	14.5%	**13.1%**
Raw Material Processed * (millions of metric tons)	0.30	0.29	0.27	0.31	1.17	0.28	0.30	0.29	0.31	1.18	0.30	0.29	**0.28**

***Excludes raw material processed at the DGD joint venture.**

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017
EBITDA (Darling's share)	$2.3	$7.9	($8.3)	$86.6	$88.5	$9.6	$18.3	$22.5	$36.7	$87.2	$5.0	$12.4	**$10.6**
Pro forma Adjusted EBITDA (1)	$19.6	$30.2	$11.7	$27.0	$88.5	$9.6	$18.3	$22.5	$36.7	$87.2	$21.4	$32.7	**$32.1**
Total Gallons Produced	37.5	41.9	39.9	37.5	156.6	28.5	43.8	43.8	42.0	158.1	32.0	43.7	**41.7**
Total Gallons Sold/Shipped	34.6	44.6	39.9	37.5	156.6	29.1	42.7	42.5	46.6	161.0	32.7	40.5	**43.0**

(1) Pro forma Adjusted EBITDA assumes blenders tax credit was received during quarters earned in 2015 and Q1 and Q2 2017 for comparison to 2016 when the blenders tax credit was prospective.








DARLING INGREDIENTS

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes that were outstanding at September 30, 2017. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. 16 Non-U.S. GAAP Measures

17

Adjusted EBITDA

Adjusted EBITDA and Pro Forma Adjusted EBITDA (US$ in thousands)	Three Months Ended - Year over Year		Nine Months Ended - Year over Year	
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net income attributable to Darling	$ 7,761	$ 28,694	$ 22,739	$ 61,772
Depreciation and amortization	77,202	70,653	221,306	212,440
Interest expense	22,531	23,867	66,657	71,748
Income tax expense/(benefit)	6,296	(744)	15,856	9,102
Foreign currency loss/(gain)	2,055	(354)	4,430	2,241
Other expense, net	1,447	2,007	5,103	5,685
Equity in net (income) of unconsolidated subsidiaries	(7,703)	(18,138)	(16,669)	(37,633)
Net income attributable to noncontrolling interests	923	196	3,671	3,772
Adjusted EBITDA	$ 110,512	$ 106,181	$ 323,093	$ 329,127
Acquisition and integration-related expenses	-	-	-	401
Pro forma Adjusted EBITDA (Non-GAAP)	$ 110,512	$ 106,181	$ 323,093	$ 329,528
Foreign currency exchange impact	(3,574) *(1)*	-	231 *(2)*	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 106,938	$ 106,181	$ 323,324	$ 329,528
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 10,570	$ 22,543	$ 28,013	$ 50,503

(1) The average rates assumption used in this calculation was the actual fiscal average rate for the three months ended October 1, 2016 of €1.00:USD$1.12 and CAD$1.00:USD$0.77 as compared to the average rate for the three months ended September 30, 2017 of €1.00:USD $1.18 and CAD$1.00:USD$0.80, respectively.

(2) The average rates assumption used in this calculation was the actual fiscal average rate for the nine months ended October 1, 2016 of €1.00:USD$1.12 and CAD$1.00:USD$0.76 as compared to the average rate the nine months ended September 30, 2017 of €1.00:USD$1.11 and CAD$1.00:USD$0.77, respectively.

Note: See slide 16 for information regarding Darling's use of Non-GAAP measures.

DARLING INGREDIENTS